UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 5, 2011

(Date of earliest event reported)

RARE ELEMENT RESOURCES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

000-53834	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

222 UNION BLVD., SUITE 250, LAKEWOOD, COLORADO 80228

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 278-2460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 5, 2011, Stephen P. Quin resigned from the board of directors (the “Board”) of Rare Element Resources Ltd. (the “Registrant”) to lead the development of a new gold project in the United States.  Mr. Quin will remain as an advisor to the Registrant and has been appointed to the Registrant’s advisory board.

On July 5, 2011, Paul Schlauch was appointed as a director to the Board of the Registrant.  Mr. Schlauch recently retired as a partner with Holland & Hart LLP of Denver, Colorado, one of the leading law firms specializing in mining law in the United States.  Mr. Schlauch has more than 35 years experience in legal issues relating to the mining industry.  His practice has included counseling regarding operational and regulatory matters and representing clients in a wide array of transactions as well as litigation and arbitration.  Mr. Schlauch has assisted in the structuring and negotiation of hundreds of transactions, including joint ventures, limited liability companies, leases, royalty transfers, mineral property purchases and sales, ore sales agreements, cooperative operating agreements, and corporate acquisitions and mergers.  He has worked extensively on public land law issues including matters relating to the location, maintenance, and patenting of mining and mill site claims, land exchanges, the acquisition of various property use rights, and the resolution of claim conflicts.

Mr. Schlauch has been active in natural resource industry professional organizations. He is a past president of the Rocky Mountain Mineral Law Foundation and a past President of the International Mining Professionals Society. He is a frequent speaker on topics relating to the mining industry and is the author of numerous articles on industry issues. Mr. Schlauch is an Adjunct Professor of Law at Denver University School of Law, where he has taught courses on international mineral law and policy. He also holds an appointment as an Honorary Lecturer and Course Director on the Faculty of the Center for Energy, Petroleum and Minerals Law  and Policy at the University of Dundee, Scotland.  Mr. Schlauch graduated cum laude with an A. B. in chemistry from Colgate University in 1963 and completed a law degree in 1966 at the University of Virginia.

Mr. Schlauch is not related by blood or marriage to any of the Registrant’s directors or executive officers of any persons nominated by the Registrant to become directors or executive officers.  The Registrant has not engaged in any transaction in which Mr. Schlauch or a person related to Mr. Schlauch had a direct or indirect material interest.  To the Registrant’s knowledge, there is no arrangement or understanding between any of our officers or other persons and Mr. Schlauch pursuant to which he was selected to serve as a director.

Mr. Schlauch has not been appointed to any committees of the Board of the Registrant.

Item 7.01  Regulation FD Disclosure

On July 13, 2011, the Registrant issued a press release announcing the resignation of Stephen P. Quin from the Board, the appointment of Paul Schlauch to the Board, the appointment of Norman Anderson as the Chairman of the Board, and the Registrant’s grant of 50,000 stock options.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

99.1

Press Release dated July 13, 2011*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RARE ELEMENT RESOURCES LTD. (Registrant)

Dated: August 24, 2011	By: /s/Winnie Wong Winnie Wong Corporate Secretary

EXHIBIT INDEX

The following Exhibit relating to 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
99.1	Press Release dated July 13, 2011

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